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                                                                EXHIBIT 23.2




                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Eldorado Bancorp:

We consent to incorporation by reference in the 1995 Stock Option Plan Registration Statement on Form S-8 of Eldorado Bancorp of our report dated January 25, 1995, relating to the consolidated balance sheets of Eldorado Bancorp and subsidiary (the "Company") as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994, annual report on Form 10-K of Eldorado Bancorp.

Our report on the consolidated financial statements of the Company, dated January 25, 1995, contains an explanatory paragraph that states that the Company changed its method of accounting for investments in debt and equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

                                        KPMG Peat Marwick LLP

Orange County, California
June 29, 1995